Exhibit 99.2
Summary Consolidated and Unaudited Pro Forma Condensed Combined Financial Data

The following tables set forth summary consolidated and unaudited pro forma condensed combined financial information and other financial data for the periods ended and as of the dates indicated below.

We have derived the summary consolidated financial data for ExamWorks Group, Inc. and its consolidated subsidiaries (“we,” “us,” “our,” the “Company” or “ExamWorks”) as of December 31, 2009 and 2010 and for each of the years in the three year-period ended December 31, 2010 from our audited consolidated financial statements. We have derived the summary consolidated balance sheet data as of December 31, 2008 from our audited consolidated financial statements as of such date. We have derived the summary historical consolidated financial data as of March 31, 2010 and 2011 and for each of the three-month periods ended March 31, 2010 and 2011 from our unaudited consolidated financial statements, which have been prepared on the same basis as our audited consolidated financial statements. Our results of operations for the three months ended March 31, 2011 are not necessarily indicative of the results that may be expected for our full-year results for the year ending December 31, 2011. We have derived the summary historical consolidated financial data for the twelve months ended March 31, 2011 by combining the applicable financial data from our audited consolidated financial statements for the year ended December 31, 2010 with the applicable financial data from our unaudited consolidated financial statements for the three months ended March 31, 2011, less the applicable financial data from our unaudited consolidated financial statements for the three months ended March 31, 2010.

We have derived the summary unaudited pro forma combined financial data as of March 31, 2011 and for the twelve month period ended March 31, 2011 from our unaudited pro forma combined statements appearing elsewhere in this Exhibit 99.2, which, with respect to statement of operations data, give effect to the offering of Notes pursuant to the Private Offering and the use of proceeds therefrom, and the acquisitions of MES, Premex, Royal Medical Consultants, Inc., BME Gateway, UK Independent Medical Services, Health Cost Management, Verity Medical, Exigere, SOMA Medical Assessments, Direct IME, Network Medical Review, Independent Medical Services and 401 Diagnostics as if they had occurred on January 1, 2010 and, with respect to balance sheet data, give effect to the offering of Notes pursuant to the Private Offering and the use of proceeds therefrom and the Premex Acquisition as if they had occurred on March 31, 2011. The summary unaudited financial data is for informational purposes only and does not purport to represent what our results of operations would have been if the offering of Notes pursuant to the Private Offering and the relevant acquisitions had occurred as of one of those dates or what those results will be for future periods. We cannot assure you that the assumptions used by our management, which they believe are reasonable, for preparation of the summary pro forma combined financial data will prove to be correct.

	Years Ended December 31,			Three Months Ended March 31,		Twelve Months Ended March 31,	Pro Forma Twelve Months Ended March 31,
	2008	2009	2010	2010	2011	2011	2011
	(dollars in thousands)
Consolidated Statement of Operations Data:
Revenues	$14,694	$49,634	$163,511	$25,400	$66,588	$204,699	$449,916
Costs and expenses:
Costs of revenues	9,828	32,026	103,606	16,132	43,569	131,043	293,268
Selling, general and administrative expenses	4,610	15,811	37,689	6,011	14,328	46,006	83,767
Depreciation and amortization	2,392	6,889	19,505	2,977	8,609	25,137	52,053
Total costs and expenses	16,830	54,726	160,800	25,120	66,506	202,186	429,088
(Loss) income from operations	(2,136)	(5,092)	2,711	280	82	2,513	20,828
Interest and other expenses, net:
Interest expense, net	515	1,807	8,178	1,439	1,182	7,921	32,312
Loss on early extinguishment of debt	—	461	3,169	—	—	3,169	3,169
Loss (gain) on interest rate swap	955	(343)	42	25	(170)	(153)	(153)
Realized foreign currency gain	—	—	(156)	—	—	(156)	(156)
Total interest and other expenses, net	1,470	1,925	11,233	1,464	1,012	10,781	35,172
Loss before income taxes	(3,606)	(7,017)	(8,522)	(1,184)	(930)	(8,268)	(14,344)
Income tax benefit	(1,434)	(2,613)	(2,484)	(589)	(371)	(2,266)	(5,655)
Net loss	$(2,172)	$(4,404)	$(6,038)	$(595)	$(559)	$(6,002)	$(8,689)
Consolidated Balance Sheet Data (at period end):
Cash and cash equivalents	$1,203	$1,499	$33,624	$10,114	$15,381	$15,381	$35,453
Working capital (deficit)	(965)	(9,374)	37,000	1,176	37,817	37,817	94,470
Total assets	38,898	76,547	249,062	112,956	469,747	469,747	661,519
Total debt	13,239	38,351	9,856	50,989	174,937	174,937	296,737
Long-term contingent earnout obligation and other long-term liabilities	970	1,753	3,698	2,016	14,226	14,226	32,148
Stockholders’ equity	20,523	20,400	200,240	45,780	232,454	232,454	247,572
Consolidated Cash Flow Data:
Net cash (used in) provided by:
Operating activities	$(289)	$4,177	$18,303	$2,762	$6,266	$21,807
Investing activities	(23,173)	(25,775)	(116,537)	(24,853)	(189,596)	(281,280)
Financing activities	24,249	21,894	130,319	30,706	165,007	264,620
Capital expenditures, net	(358)	(1,559)	(1,730)	(567)	(1,968)	(3,131)
Other Financial Data:
Adjusted EBITDA (1)	$1,076	$6,496	$30,321	$4,166	$10,902	$37,057	$79,147
Cash Interest Expense (2)							23,353
Ratio of Adjusted EBITDA to Cash Interest Expense							3.39	x
Ratio of Total Debt to Adjusted EBITDA							3.75	x

(1)
Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss below and is not a substitute for the GAAP equivalent. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition related transaction costs, stock based compensation expenses, and other non-recurring costs. We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition related costs, income tax status, and other items of a non-operational nature that affect comparability. The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP measure, for each of the periods indicated. The following table also presents a reconciliation of pro forma Adjusted EBITDA to pro forma net income (loss), for each of the periods indicated.
	Years Ended December 31,			Three Months Ended March 31,		Twelve Months Ended March 31,	Pro Forma Twelve Months Ended March 31,
	2008	2009	2010	2010	2011	2011	2011
	(dollars in thousands)
Reconciliation of Adjusted EBITDA:
Net loss	$(2,172)	$(4,404)	$(6,038)	$(595)	$(559)	$(6,002)	$(8,689)
Interest and other expenses, net (a)	1,470	1,925	11,233	1,464	1,012	10,781	35,172
Income tax benefit	(1,434)	(2,613)	(2,484)	(589)	(371)	(2,266)	(5,655)
Depreciation and amortization	2,392	6,889	19,505	2,977	8,609	25,137	52,053
Share-based compensation expense	101	218	1,816	114	977	2,679	3,820
Acquisition-related transaction costs	719	2,109	6,101	795	767	6,073	—
Monitoring fee (b)	—	1,738	—	—	—	—	—
Other non-recurring costs (c)	—	634	188	—	467	655	2,446
Adjusted EBITDA	$1,076	$6,496	$30,321	$4,166	$10,902	$37,057	$79,147

(a)	Includes interest expense, net, loss on early extinguishment of debt, loss (gain) on interest rate swap and realized foreign currency gain.

(b)	See our Annual Report on Form 10-K filed with the SEC on March 31, 2011 for a description of the monitoring fee.

(c)	Other non-recurring costs consist of severance and facility termination costs.

(2)
Cash interest expense on a pro forma basis includes estimated interest expense on the notes offered hereby, amounts outstanding under the Premex Working Credit Facility and UKIM Working Capital Facility, and amounts outstanding under seller notes and unused line fees related to the Senior Revolving Credit Facility.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2011, on (1) an actual basis (2) on an as adjusted basis to reflect the Premex Acquisition completed on May 10, 2011 and the subsequent borrowing under the Premex Working Capital Facility, and (3) on an as further adjusted basis giving effect to the Second Amendment to our Senior Revolving Credit Facility and the offering of the Notes in the Private Offering and the application of the net proceeds therefrom.
	Actual	As Adjusted for Premex (1)	As further adjusted for Notes offered hereby (2)
	(dollars in millions)
Cash and cash equivalents	$15.4	$17.7	$35.5
Long-term debt:
Senior Revolving Credit Facility(3)	165.0	223.2	—
UKIM Working Capital Facility(4)	5.3	5.3	5.3
Premex Working Capital Facility(5)	—	36.8	36.8
Seller notes(6)	4.6	4.6	4.6
New senior unsecured notes offered hereby	—	—	250.0
Total long-term debt	174.9	269.9	296.7
Total stockholders’ equity	232.5	247.6	247.6
Total capitalization	$407.4	$517.5	$544.3

(1)
As adjusted to give effect to the Premex Acquisition, which was completed on May 10, 2011. We paid total consideration consisting of $66.5 million in cash, 661,610 shares of our common stock with a fair value of approximately $15.1 million (using a value of $22.85 per share, the closing price of the our common stock on May 10, 2011) and $26.8 million of assumed indebtedness under Premex’s receivables facility which was paid off at closing. We financed the cash portion of the transaction with proceeds from our Senior Revolving Credit Facility. The Premex Working Capital Facility was put in place on May 12, 2011. $36.8 million of borrowings under the Premex Working Capital Facility were used to repay an intercompany loan from ExamWorks, which was used to reduce borrowings under our Senior Revolving Credit Facility.

(2)
Gives effect to the Second Amendment to the Credit Facility and the offering of the Notes in the Private Offering and the application of the net proceeds from the offering of Notes in the Private Offering as if such transactions had been consummated on March 31, 2011.

(3)
After giving effect to the Second Amendment described in “Summary—Recent Developments”, our Senior Revolving Credit Facility will provide for a total borrowing capacity of $262.5 million. As of March 31, 2011, after giving effect to the Premex Acquisition, the subsequent borrowings under the Premex Working Capital Facility, the Second Amendment to the Senior Revolving Credit Facility and the offering of Notes in the Private Offering pursuant to the Private Offering and the use of proceeds therefrom, we had no amounts outstanding and $262.5 million of undrawn commitments under our Senior Revolving Credit Facility (without taking into account $220,000 of outstanding letters of credit). However, the credit agreement governing our Senior Revolving Credit Facility contains restrictive covenants, including among other things, financial covenants which may limit the amount of borrowings available to us.

(4)
The UKIM Working Capital Facility provides for total borrowing capacity of £5.0 million (or $8.0 million using an exchange rate of $1.60:£1.00, as of March 31, 2011). As of March 31, 2011, unused borrowing capacity under the UKIM Working Capital Facility was £1.7 million (or $2.7 million).

(5)
The Premex Working Capital Facility provides for total borrowing capacity of £26.5 million (or $42.4 million). As of March 31, 2011, on a pro forma basis, unused borrowing capacity under the Premex Working Capital Facility was £3.5 million (or $5.6 million).

(6)	The seller notes are contractually subordinated to the Senior Revolving Credit Facility and will rank equally with the Notes offered pursuant to the Private Offering.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

We operate in a highly fragmented industry and have completed numerous acquisitions. Following is a list of the acquisitions completed by us since July 2008:

Acquisition Date	Name
2011 Acquisitions	● Premex Group
May 10, 2011
February 28, 2011	● MES Group
February 18, 2011	● National IME Centres
2010 Acquisitions	● Royal Medical Consultants
December 20, 2010
October 1, 2010	● BMEGateway
September 7, 2010	● UK Independent Medical Services
September 1, 2010	● Health Cost Management
August 6, 2010	● Verity Medical
● Exigere
June 30, 2010	● SOMA Medical Assessments
● Direct IME
● Network Medical Review
● Independent Medical Services
● 401 Diagnostics
March 26, 2010	● Metro Medical Services
March 15, 2010	● American Medical Bill Review
● Medical Evaluations
2009 Acquisitions	● Abeton
December 31, 2009
● Medical Assurance Group
● MedNet I.M.S.
● QualMed
● IME Operations of Physician Practice
August 14, 2009	● The Evaluation Group
August 4, 2009	● Benchmark Medical Consultants
July 7, 2009	● IME Software Solutions
May 21, 2009	● Florida Medical Specialists
● Marquis Medical Administrators
April 17, 2009	● Ricwel
2008 Acquisitions	● CFO Medical Services
July 14, 2008
● Crossland Medical Review Services
● Southwest Medical

The unaudited pro forma condensed combined statements of operations combine our consolidated results of operations and the results of operations for each of the acquisitions completed in 2010 and 2011 for the year ended December 31, 2010 and for the three months ended March 31, 2011 and March 31, 2010, as if the acquisitions had occurred on January 1, 2010. The unaudited pro forma condensed combined balance sheet combines our consolidated balance sheet as of March 31, 2011, as if the Premex Acquisition and the related borrowing under the Premex Working Capital Facility in 2011 had occurred on March 31, 2011. In addition, the unaudited pro forma condensed combined statement of operations and balance sheet give effect to the offering of Notes in the Private Offering and the use of proceeds therefrom.

The unaudited pro forma condensed combined financial information has been prepared from, and should be read in conjunction with, our historical consolidated financial statements and related notes and the audited financial statements with respect to the acquisitions included in the Company’s Annual Report on Form 10-K.

The historical financial statements of SOMA Medical Assessments (“SOMA”), Direct IME and National IME Centres (“National IME”) were presented in Canadian dollars and the historical financial statements of UK Independent Medical Services (“UKIM”) and Premex Group Limited (“Premex”) were presented in pounds sterling. The historical profit and loss accounts and balance sheet of UKIM and Premex have been prepared in accordance with generally accepted accounting principles in the United Kingdom (“UK GAAP”). For purposes of presenting the unaudited pro forma consolidated financial information, the profit and loss accounts for the periods ended have been adjusted to conform to U.S. generally accepted accounting principles as described in Note 5. Additionally, for the purpose of presenting the unaudited pro forma condensed combined financial information, the adjusted income statements of SOMA, Direct IME, National IME, UKIM and Premex for the periods ended December 31, 2010, March 31, 2011 and March 31, 2010 have been translated into U.S. Dollars at the average daily rates for the periods ended December 31, 2010, March 31, 2011 and March 31, 2010, respectively.

The pro forma acquisition adjustments described in Note 4 were based on available information and certain assumptions made by our management, and may be revised as additional information becomes available. The unaudited pro forma condensed combined financial information included in this Exhibit 99.2 is not intended to represent what our financial position is or results of operations would have been if the acquisition had occurred on that date or to project our results of operations for any future period. Since the Company and each of the acquired businesses were not under common control or management for some of or any period presented, the unaudited pro forma condensed combined financial results may not be comparable to, or indicative of, future performance.

Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to these rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition, the costs to combine our operations and the acquisitions or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

EXAMWORKS AND ACQUIRED BUSINESSES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010

	ExamWorks	2010 Acquisitions	2011 Acquisitions	Pro-Forma Adjustments		Pro Forma Combined
	(dollars in thousands except per share data)
Revenues	$163,511	$67,613	$217,175	$(1,455	)(a)	$446,844
Costs and expenses:
Costs of revenues	103,606	42,518	145,337	(1,455	)(a)	290,006
Selling, general and administrative expenses	37,689	14,639	52,858	(24,025	)(b)	81,161
Depreciation and amortization	19,505	412	4,391	27,406	(c)	51,714
Total costs and expenses	160,800	57,569	202,586	1,926		422,881
Income (loss) from operations	2,711	10,044	14,589	(3,381)		23,963
Interest and other expenses, net	11,233	743	1,155	23,863	(d)	36,994
Income (loss) before income taxes	(8,522)	9,301	13,434	(27,244)		(13,031)
Provision (benefit) for income taxes	(2,484)	(11)	5,031	(7,655	)(e)	(5,119)
Net (loss) income	$(6,038)	$9,312	$8,403	$(19,589)		$(7,912)

Net loss per share attributable to common stockholders — basic and diluted	$(0.33)					$(0.36)

Pro-Forma weighted average number of common shares outstanding used in computing per share amounts
Basic and Diluted —	18,500,859					21,929,820 (f)

Other Financial Data:
Adjusted EBITDA (1)						$81,356

Reconciliation of Adjusted EBITDA:
Net loss						$(7,912)
Interest and other expenses, net (2)						36,994
Income tax benefit						(5,119)
Depreciation and amortization						51,714
Share-based compensation expense						2,957
Other non-recurring costs (3)						2,722
Adjusted EBITDA						$81,356

(1)
Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss above and is not a substitute for the GAAP equivalent. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition related transaction costs, stock based compensation expenses, and other non-recurring costs. We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition related costs, income tax status, and other items of a non-operational nature that affect comparability.

(2)	Includes interest expense, net, loss on early extinguishment of debt, loss on interest rate swap and realized foreign currency gain.

(3)	Other non-recurring costs consist of severance and facility termination costs.

EXAMWORKS AND ACQUIRED BUSINESSES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2011

	ExamWorks	2011 Acquisitions	Pro-Forma Adjustments		Pro Forma Combined
	(dollars in thousands except per share data)
Revenues	$66,588	$44,888	$—		$111,476
Costs and expenses:
Costs of revenues	43,569	29,248	—		72,817
Selling, general and administrative expenses	14,328	12,106	(4,365	)(b)	22,069
Depreciation and amortization	8,609	472	4,254	(c)	13,335
Total costs and expenses	66,506	41,826	(111)		108,221
Income from operations	82	3,062	111		3,255
Interest and other expenses, net	1,012	114	5,592	(d)	6,718
Income (loss) before income taxes	(930)	2,948	(5,481)		(3,463)
Provision (benefit) for income taxes	(371)	1,077	(2,087	)(e)	(1,381)
Net (loss) income	$(559)	$1,871	$(3,394)		$(2,082)

Net loss per share attributable to common stockholders — basic and diluted	$(0.02)				$(0.06)

Pro-Forma weighted average number of common shares outstanding used in computing per share amounts
Basic and Diluted —	32,739,428				34,341,372 (f)

Other Financial Data:
Adjusted EBITDA (1)					$18,822

Reconciliation of Adjusted EBITDA:
Net loss					$(2,082)
Interest and other expenses, net (2)					6,718
Income tax benefit					(1,381)
Depreciation and amortization					13,335
Share-based compensation expense					1,262
Other non-recurring costs (3)					970
Adjusted EBITDA					$18,822

(1)
Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss above and is not a substitute for the GAAP equivalent. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition related transaction costs, stock based compensation expenses, and other non-recurring costs. We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition related costs, income tax status, and other items of a non-operational nature that affect comparability.

(2)	Includes interest expense, net and gain on interest rate swap.

(3)	Other non-recurring costs consist of severance and facility termination costs.

EXAMWORKS AND ACQUIRED BUSINESSES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2010

	ExamWorks	2010 Acquisitions	2011 Acquisitions	Pro-Forma Adjustments		Pro Forma Combined
	(dollars in thousands except per share data)
Revenues	$25,400	$30,615	$52,697	$(308	)(a)	$108,404
Costs and expenses:
Costs of revenues	16,132	18,751	34,980	(308	)(a)	69,555
Selling, general and administrative expenses	6,011	6,986	13,302	(6,836	)(b)	19,463
Depreciation and amortization	2,977	192	1,094	8,733	(c)	12,996
Total costs and expenses	25,120	25,929	49,376	1,589		102,014
Income (loss) from operations	280	4,686	3,321	(1,897)		6,390
Interest and other expenses, net	1,464	171	40	6,865	(d)	8,540
Income (loss) before income taxes	(1,184)	4,515	3,281	(8,762)		(2,150)
Provision (benefit) for income taxes	(589)	32	1,252	(1,540	)(e)	(845)
Net (loss) income	$(595)	$4,483	$2,029	$(7,222)		$(1,305)

Net loss per share attributable to common stockholders — basic and diluted	$(0.04)					$(0.07)

Pro-Forma weighted average number of common shares outstanding used in computing per share amounts
Basic and Diluted —	13,943,454					19,011,048 (f)

Other Financial Data:
Adjusted EBITDA (1)						$21,031

Reconciliation of Adjusted EBITDA:
Net loss						$(1,305)
Interest and other expenses, net (2)						8,540
Income tax benefit						(845)
Depreciation and amortization						12,996
Share-based compensation expense						399
Other non-recurring costs (3)						1,246
Adjusted EBITDA						$21,031

(1)
Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss above and is not a substitute for the GAAP equivalent. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition related transaction costs, stock based compensation expenses, and other non-recurring costs. We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition related costs, income tax status, and other items of a non-operational nature that affect comparability.

(2)	Includes interest expense, net and loss on interest rate swap.

(3)	Other non-recurring costs consist of severance and facility termination costs.

EXAMWORKS AND ACQUIRED BUSINESSES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED MARCH 31, 2010

	Year Ended December 31, 2010	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	Twelve Months Ended March 31, 2011 (4)
	(dollars in thousands except per share data)
Revenues	$446,844	$111,476	$108,404	$449,916
Costs and expenses:
Costs of revenues	290,006	72,817	69,555	293,268
Selling, general and administrative expenses	81,161	22,069	19,463	83,767
Depreciation and amortization	51,714	13,335	12,996	52,053
Total costs and expenses	422,881	108,221	102,014	429,088
Income from operations	23,963	3,255	6,390	20,828
Interest and other expenses, net	36,994	6,718	8,540	35,172
Loss before income taxes	(13,031)	(3,463)	(2,150)	(14,344)
Income tax benefit	(5,119)	(1,381)	(845)	(5,655)
Net loss	$(7,912)	$(2,082)	$(1,305)	$(8,689)

Other Financial Data:
Adjusted EBITDA (1)	$81,356	$18,822	$21,031	$79,147

Reconciliation of Adjusted EBITDA:
Net loss				$(8,689)
Interest and other expenses, net (2)				35,172
Income tax benefit				(5,655)
Depreciation and amortization				52,053
Share-based compensation expense				3,820
Other non-recurring costs (3)				2,446
Adjusted EBITDA				$79,147

(1)
Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss above and is not a substitute for the GAAP equivalent. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition related transaction costs, stock based compensation expenses, and other non-recurring costs. We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition related costs, income tax status, and other items of a non-operational nature that affect comparability.

(2)	Includes interest expense, net, loss on early extinguishment of debt, loss (gain) on interest rate swap and realized foreign currency gain.

(3)	Other non-recurring costs consist of severance and facility termination costs.

(4)
We have derived the summary historical consolidated financial data for the twelve months ended March 31, 2011 by combining the applicable financial data from our audited consolidated financial statements for the year ended December 31, 2010 with the applicable financial data from our unaudited consolidated financial statements for the three months ended March 31, 2011, less the applicable financial data from our unaudited consolidated financial statements for the three months ended March 31, 2010.

EXAMWORKS AND ACQUIRED BUSINESSES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2011

	March 31, 2011	Premex Group (1)(2)	Pro Forma Adjustments		Pro Forma Combined
Assets	(dollars in thousands)
Current assets:
Cash and cash equivalents	$15,381	$511	$19,561	(g)	$35,453
Accounts receivable, net	66,477	72,288	—		138,765
Other receivables	94	8	—		102
Prepaid expenses	3,220	1,085	—		4,305
Deferred tax assets	3,047	—	—		3,047
Other current assets	26	132	—		158
Total current assets	88,245	74,024	19,561		181,830
Property, equipment and leasehold improvements, net	6,643	2,498	(1,848	)(h)	7,293
Goodwill	254,245	6,509	36,075	(i)	296,829
Intangible assets, net	115,975	1,387	44,566	(i)	161,928
Deferred financing costs, net	4,215	—	9,000	(k)	13,215
Other assets	424	—	—		424
Total assets	$469,747	$84,418	$107,354		$661,519

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$28,123	$48,249	$(28,931	)(j)	$47,441
Accrued expenses	11,905	4,420	—		16,325
Deferred revenue	1,063	6,290	(6,290	)(l)	1,063
Current portion of subordinated unsecured notes payable	2,298	—	—		2,298
Current portion of contingent earnout obligation	2,155	—	—		2,155
Other current liabilities	4,884	13,194	—		18,078
Total current liabilities	50,428	72,153	(35,221)		87,360
Senior revolving credit facility	165,000	—	(165,000	)(j)	—
Working capital facilities	5,308		36,800	(j)	42,108
Senior notes due 2019	—	—	250,000	(j)	250,000
Long-term subordinated unsecured notes payable, less current portion	2,331	—	—		2,331
Long-term contingent earnout obligation, less current portion	2,121	—	—		2,121
Deferred tax liability, noncurrent	9,989	—	17,922	(i)	27,911
Other long-term liabilities	2,116	—	—		2,116
Total liabilities	237,293	72,153	104,501		413,947
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	3	63	(63	)(m)	3
Additional paid-in capital	243,790	563	14,555	(m)	258,908
Accumulated other comprehensive income	2,060	—	—		2,060
(Accumulated deficit) retained earnings	(13,399)	11,639	(11,639	)(m)	(13,399)
Total stockholders’ equity	232,454	12,265	2,853		247,572
Total liabilities and stockholders’ equity	$469,747	$84,418	$107,354		$661,519

(1)	Balance sheet information for Premex as of February 28, 2011, their most recently completed fiscal quarter.

(2)
Balance sheet information for Premex is converted from Great British Pounds to U.S. Dollars using the exchange rate of $1.61:£1.00, the exchange rate as of June 29, 2011, the most recent date available.

EXAMWORKS AND ACQUIRED BUSINESSES

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 1 — Basis of Presentation

The acquisitions are accounted for under the acquisition method of accounting in accordance with ASC Topic 805-10, “Business Combinations — Overall” (“ASC 805-10”). The Company accounts for the transaction by using its historical information and accounting policies and adding the assets and liabilities of the acquired businesses as of each respective acquisition date at their respective fair values. Pursuant to ASC 805-10, under the acquisition method, the total estimated purchase price for each acquisition (consideration transferred) as described in Note 3, Preliminary Purchase Price Allocation, is measured at the acquisition closing dates using the fair value of the net assets acquired. The assets and liabilities of the acquisitions have been measured based on various estimates and assumptions that the Company’s management believes are reasonable and appropriate given the currently available information. Use of different estimates and judgments could yield different results.

The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price (consideration transferred) over the estimated amounts of identifiable assets and liabilities of the acquisitions as of the effective date was allocated to goodwill in accordance with ASC 805-10.

For purposes of measuring the estimated fair value of the assets acquired and liabilities assumed as reflected in the unaudited pro forma condensed combined financial statements, the Company used the guidance in ASC Topic 820-10, “Fair Value Measurement and Disclosure — Overall” (“ASC 820-10”), which established a framework for measuring fair values. ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, under ASC 820-10, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, the Company may be required to value assets of the acquired companies at fair value measures that do not reflect the Company’s intended use of those assets. Use of different estimates and judgments could yield different results.

Under ASC 805-10, acquisition related transaction costs (e.g., advisory, legal, valuation, and other professional fees) are not included as a component of consideration transferred but are required to be expensed as incurred.

NOTE 2 — Accounting Policies

Upon completion of each acquisition, the Company has performed a detailed review of each acquired business’ accounting policies. As a result, the Company has adjusted the financial statements of each acquired entity to conform to the Company’s presentation and policies. As such, the presented pro forma financial information is consistent with the acquiree and conforms to requirements as promulgated by U.S. GAAP.

NOTE 3 — Purchase Price Allocation

Acquisitions completed after March 31, 2011

On May 10, 2011, the Company completed the acquisition of 100% of the outstanding share capital of Premex Group Limited for $108.4 million. The Company paid total consideration consisting of $66.5 million in cash, 661,610 shares of Company common stock with a fair value of approximately $15.1 million (using a value of $22.85 per share, the closing price of the Company’s common stock on May 10, 2011) and $26.8 million of assumed indebtedness under Premex’s receivables facility which was paid off at closing.

EXAMWORKS AND ACQUIRED BUSINESSES

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 3 — Purchase Price Allocation (Continued)

(dollars in thousands)
Property, equipment and leasehold improvements	$650
Customer relationships	32,886
Tradename	10,602
Covenants not to compete	109
Technology	2,356
Goodwill	42,584
Deferred liability associated with step-up in book basis	(17,922)
Assets acquired and liabilities assumed, net	37,092
Total	$108,357

The estimated fair values of assets acquired and liabilities assumed are based on a preliminary valuation. The final valuation and related allocation of the purchase price at the closing of the acquisition may be materially different from the allocation based on this preliminary valuation. On this basis, we have estimated the fair value of identified intangibles to be $46.0 million and goodwill to be $42.6 million.

NOTE 4 — Pro Forma Adjustments

Item (a): Adjustment represents the elimination of revenues and related costs of revenue between certain acquired businesses during the year ended December 31, 2010 and the three months ended March 31, 2010 of approximately $1.5 million and $308,000, respectively. There were no such adjustments for the three months ended March 31, 2011.

Item (b): Adjustment represents the elimination of certain selling, general and administrative costs that represent material, non-recurring costs related to the acquired entities.

Adjustments of approximately $24.0 million, $4.4 million and $6.8 million for the year ended December 31, 2010 and for the three months ended March 31, 2011 and March 31, 2010, respectively, represent certain salary and related personal expenses attributable to the previous owners of the acquired businesses. These adjustments represent contractual reductions for new compensation terms entered into as part of the acquisition agreement. The expenses in the historical financial statements are considered to be non-recurring and are not expected to have a continuing impact on the operations of the Company.

Item (c): Adjustments to reflect incremental depreciation and amortization expense for the pro forma periods are as follows:

	Fair Value	Useful life (months)	Expected depreciation and amortization for the year ended December 31, 2010
	(dollars in thousands)
Property, equipment and leasehold improvements	$3,660	12–24	$1,858
Customer relationships	117,046	42–60	21,314
Covenants not to compete	1,305	36	360

EXAMWORKS AND ACQUIRED BUSINESSES

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 4 — Pro Forma Adjustments (Continued)

	Fair Value	Useful life (months)	Expected depreciation and amortization for the year ended December 31, 2010

Tradenames	$37,981	45–84	$6,690
Technology	4,685	24	1,987
	$164,677		32,209
Less amounts recorded			(4,803)
Net adjustments to depreciation and amortization expense			$27,406

	Fair Value	Useful life (months)	Expected depreciation and amortization for the three months ended March 31, 2011
	(dollars in thousands)
Property, equipment and leasehold improvements	$2,450	12–24	$231
Customer relationships	72,119	42–60	2,964
Covenants not to compete	870	36	51
Tradenames	28,028	45–84	1,122
Technology	3,118	24	358
	$106,585		4,726
Less amounts recorded			(472)
Net adjustments to depreciation and amortization expense			$4,254

	Fair Value	Useful life (months)	Expected depreciation and amortization for the three months ended March 31, 2010
	(dollars in thousands)
Property, equipment and leasehold improvements	$3,660	12–24	$605
Customer relationships	117,046	42–60	6,747
Covenants not to compete	1,305	36	108
Tradenames	37,981	45–84	1,980
Technology	4,685	24	579
	$164,677		10,019
Less amounts recorded			(1,286)
Net adjustments to depreciation and amortization expense			$8,733

Item (d): Adjustment assumes that acquisition related debt was incurred on January 1, 2010 and reflects additional interest expense incurred from this borrowing. Adjustments to interest expense consist of the following (in thousands):

EXAMWORKS AND ACQUIRED BUSINESSES

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 4 — Pro Forma Adjustments (Continued)

	Year ended December 31, 2010	Three months ended March 31, 2011	Three Months ended March 31, 2010
	(dollars in thousands)
Incremental interest expense on term loan and senior revolving credit facility borrowings to finance acquisitions (assuming interest rates of 4.5% to 7.5%) and notes offered hereby	$24,560	$5,426	$6,770
Eliminate acquired companies’ pre-acquisition interest expense	(1,898)	(114)	(211)
Incremental interest expense incurred from the amortization of capitalized loan costs	1,125	280	280
Incremental interest expense on seller note acquired	76	—	26
	$23,863	$5,592	$6,865

Item (e):  Adjustment reflects the calculated income tax provision for acquired businesses.

Item (f):  Adjustment to the weighted average number of common shares outstanding used in computing

	Year ended December 31, 2010	Three months ended March 31, 2011	Three Months ended March 31, 2010
	(dollars in thousands)
Historical weighted average common shares outstanding	18,500,859	32,739,428	13,943,454
Common shares issued in connection with acquisitions	3,428,961	1,601,944	5,067,594
Pro forma weighted average number of common shares outstanding:
Basic and diluted:	21,929,820	34,341,372	19,011,048

Item (g):  Adjustments to cash and cash equivalents are as follows:

March 31, 2011
(dollars in thousands)
Total gross purchase price	$(93,239)
Net proceeds from notes offered hereby	241,000
Repayment under senior revolving credit facility	(165,000)
Borrowings under Premex working capital facility	36,800
Cash and cash equivalents not acquired, net	—
Total adjustment to cash and cash equivalents	$19,561

Item (h):  Adjustments to equipment and leasehold improvements are as follows:

March 31, 2011
(dollars in thousands)
Book value of property, equipment and leasehold improvements acquired	$(2,498)
Fair value of property, equipment and leasehold improvements acquired	650
Net adjustments to property, equipment and leasehold improvements	$(1,848)

Item (i): Adjustment to record intangible assets, goodwill and the related deferred tax liability in the combined balance sheet as detailed in Note 3 — Preliminary Purchase Price Allocation.

EXAMWORKS AND ACQUIRED BUSINESSES

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 4 — Pro Forma Adjustments (Continued)

Item (j):   Adjustments to debt are as follows:

March 31, 2011
(dollars in thousands)
Gross proceeds from the notes offered hereby	$250,000
Repayment of senior revolving credit facility	(165,000)
Repayment of Premex’s pre-acquisition discount facility	(28,931)
Borrowings under Premex working capital facility	36,800
Total	$92,869

Item (k): Adjustment to record deferred financing costs incurred related to the senior note offering and the second amendment to the senior revolving credit facility.

Item (l): Adjustment to eliminate deferred revenue that will not be recognized by the Company as no future performance obligation exists

Item (m):  Adjustments to stockholders’ equity reflects adjustments to the following (in thousands):

An adjustment was made to eliminate common stock and accumulated earnings of the acquired business.

Adjustments to additional paid-in capital:

*	An adjustment was made to eliminate accumulated paid in capital of the acquired business of $563,000.

*	An adjustment of approximately $15.1 million was made to reflect acquisition consideration.

NOTE 5 — UK GAAP to US GAAP Adjustments

The following tables show reconciliations of the historical statements of operations of UKIM and Premex for the indicated periods prepared in accordance with UK GAAP and in pounds sterling, to the statements of operations under US GAAP and in U.S. Dollars included in the unaudited pro forma combined condensed statements of operations.

UK Independent Medical
UK GAAP to US GAAP Reconciliation
For the Period of January 1, 2010 to September 7, 2010

	UK Independent Medical	UK GAAP to US GAAP Presentation Adjustments (GBP)		UK GAAP to US GAAP Presentation (GBP)	UK GAAP to US GAAP Adjustments (GBP)		UK Independent Medical (GBP)	UK Independent Medical (USD)
		(in thousands)						(c)
Turnover	£7,556	£(7,556	)(a)	£ —	£ —		£ —	$—
Net revenues	—	7,556	(a)	7,556	—		7,556	11,576
Costs and expenses
Costs of revenues	5,388	—		5,388	—		5,388	8,254
Selling, general and administrative	1,691	(108	)(a)	1,583	—		1,583	2,425
Depreciation and amortization	—	108	(a)	108	(3	)(b)	105	161
Total costs and expenses	7,079	—		7,079	(3)		7,076	10,840
Income from operations	477	—		477	3		480	736
Other expenses	498	—		498	—		498	763

EXAMWORKS AND ACQUIRED BUSINESSES

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 5 — UK GAAP to US GAAP Adjustments (Continued)

Income (loss) before income taxes	£ (21)	£ —	£ (21)	£ 3	£ (18)	(27)
Benefit for income taxes	(25)	—	(25)	—	(25)	(38)
Net income	£ 4	£ —	£ 4	£ 3	£ 7	$11

(a)
Reclassification from UKIM’s UK GAAP income statement presentation to US GAAP statements of operations presentation. This includes conforming adjustments to make UKIM’s presentation for revenues, selling, general and administrative expenses and depreciation and amortization expenses consistent with the presentation of the Company’s financial statement line items.

(b)	Adjustment to remove amortization expense related to the amortization of goodwill as allowed by UK GAAP.

(c)	Amounts are converted to U. S. Dollars using an exchange rate of $1.53:£1.00, the average exchange rate for the period ended September 7, 2010.

Premex Group
UK GAAP to US GAAP Reconciliation
For the Twelve Months Ended November 30, 2010

	Premex	UK GAAP to US GAAP Presentation Adjustments (GBP)		UK GAAP to US GAAP Presentation (GBP)	UK GAAP to US GAAP Adjustments (GBP)		Premex (GBP)	Premex (USD)
		(in thousands)						(e)
Turnover	£54,827	£(54,827	)(a)	£ —	£ —		£ —
Net revenues	—	54,827	(a)	54,827	(237	)(b)	54,590	$84,615
Costs and expenses
Costs of revenues	38,816	(4,509	)(a)	34,307	(259	)(b)	34,048	52,774
Selling, general and administrative	11,253	3,553	(a)	14,806	(112	)(b)	14,694	22,776
Depreciation and amortization	—	956	(a)	956	768	(c)	1,724	2,672
Total costs and expenses	50,069	—		50,069	397		50,466	78,222
Income (loss) from operations	4,758	—		4,758	(634)		4,124	6,393
Other expenses	525	—		525	—		525	814
Income (loss) before income taxes	4,233	—		4,233	(634)		3,599	5,579
Provision (benefit) for income taxes	1,361	—		1,361	(316	)(d)	1,045	1,620
Income (loss) from controlling interests	2,872	—		2,872	(318)		2,554	3,959
Non-controlling interest	(7)	—		(7)	7	(b)	—	—
Loss on discontinued operations	—	—		—	(134	)(b)	(134)	(209)
Net income (loss)	£ 2,865	£ —		£ 2,865	£(445)		£ 2,420	$3,750

(a)
Reclassification from Premex’s UK GAAP income statement presentation to US GAAP statements of operations presentation. This includes conforming adjustments to make Premex’s presentation for revenues, selling, general and administrative expenses and depreciation and amortization expenses consistent with the presentation of the Company’s financial statement line items.

EXAMWORKS AND ACQUIRED BUSINESSES

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 5 — UK GAAP to US GAAP Adjustments (Continued)

(b)	Adjustment to present the effect of discontinued operations and non-controlling interests in accordance with US GAAP.

(c)
Adjustment to remove amortization expense related to the amortization of goodwill as allowed by UK GAAP and to record amortization expense related to intangible assets including customer lists, trade names and developed technology in accordance with US GAAP.

(d)	Adjustment to record income tax expense on UK to US GAAP adjustments.

(e)	Amounts are converted to U.S. Dollars using an exchange rate of $1.55:£1.00, the average exchange rate for the twelve months ended November 30, 2010.

NOTE 6 — Adjusted EBITDA

In connection with the ongoing operation of our business, our management regularly reviews Adjusted EBITDA, a non-GAAP financial measure, to assess our performance. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition-related transaction costs, share-based compensation expenses, and other non-recurring costs. We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition related costs, income tax status, and other items of a non-operational nature that affect comparability.

We believe that various forms of the Adjusted EBITDA metric are often used by analysts, investors and other interested parties to evaluate companies such as ours for the reasons discussed above. Additionally, Adjusted EBITDA is used to measure certain financial covenants in our credit facility. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors as well as in our incentive compensation programs for our employees, excluding our senior management.

Non-GAAP information should not be construed as an alternative to GAAP information, as the items excluded from the non-GAAP measures often have a material impact on our financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.